Poseida Therapeutics, Inc.

Non-Employee Director Compensation Policy

Adopted: July 1, 2020

Effective: July 9, 2020
Amended and Restated: July 23, 2021

Amended and Restated: May 24, 2022

Amended and Restated: September 7, 2023

Amended and Restated: November 27, 2023 (the “Amendment Date”)

Each member of the Board of Directors (the “Board”) of Poseida Therapeutics, Inc. (the “Company”) who is a non-employee director of the Company (each such member, a “Non-Employee Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (the “Director Compensation Policy”) for his or her Board service.

The Director Compensation Policy may be amended at any time in the sole discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”).

A Non-Employee Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash is to be paid or equity awards are to be granted, as the case may be.

Annual Cash Compensation

Each Non-Employee Director will receive the cash compensation set forth below for service on the Board. The annual cash compensation amounts will be payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service. All annual cash fees are vested upon payment.

1. Annual Board Service Retainer:

a. All Eligible Directors: $40,000

b. Independent Chair of the Board (in addition to Eligible Director Annual Board Service Retainer): $30,000

c. Lead Independent Director (in addition to Eligible Director Annual Board Service Retainer): $20,000, and effective January 1, 2024, $25,000

2. Annual Committee Member Service Retainer:

a. Member of the Audit Committee: $7,500

b. Member of the Compensation Committee: $5,000, and effective January 1, 2024, $6,000

c. Member of the Nominating and Corporate Governance Committee: $4,000, and effective January 1, 2024, $5,000

d. Member of the Science and Technology Committee: $5,000

3. Annual Committee Chair Service Retainer (in lieu of the Annual Committee Member Service Retainer):

a. Chair of the Audit Committee: $15,000

b. Chair of the Compensation Committee: $10,000, and effective January 1, 2024, $12,000

c. Chair of the Nominating and Corporate Governance Committee: $8,000, and effective January 1, 2024, $10,000

d. Chair of the Science and Technology Committee: $10,000

Equity Compensation

Equity awards will be granted under the Company’s 2020 Equity Incentive Plan (the “Plan”). All equity awards granted under this Director Compensation Policy will be Nonstatutory Stock Options or RSUs (each as defined in the Plan). Nonstatutory Stock Options will have an exercise price per share equal to 100% of the Fair Market Value (as defined in the Plan) of the underlying common stock of the Company on the date of grant, and a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the Plan, provided that upon a termination of service other than for death, Disability or Cause (as each such term is defined in the Plan), the post-termination exercise period will be 12 months from the date of termination).

(a)
Automatic Equity Grants.
(i)
Initial Grant for New Directors. Without any further action by the Board, each person who, on or after the Amendment Date, is elected or appointed for the first time to be a Non-Employee Director (a “New Director”) will automatically, upon the date of his or her initial election or appointment to be a Non-Employee Director (or, if such date is not a market trading day, the first market trading day thereafter) (such date, the “Initial Award Grant Date”), be granted a Nonstatutory Stock Option (an “Initial Option Grant”) and RSUs (an “Initial RSU Grant,” together with the Initial Option Grant, the “Initial Grant”) with an aggregate grant date fair value of the Initial Option Grant and Initial RSU Grant of $550,000 (the “Initial Grant Maximum Value”), as follows:
(1)
an Initial Option Grant to purchase a number of shares of common stock of the Company equal to (x) 50% of the Initial Grant Maximum Value divided by (y) the Black-Scholes value of a stock option share, determined using the average daily closing sales price per share of the Company’s common stock for the thirty (30) calendar days immediately prior to the date of grant (such Black-Scholes value, the “Average 30-Day Fair Value”), with the resulting number rounded down to the nearest whole share; and
(2)
an Initial RSU Grant with an aggregate grant date fair value, as calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), that is equal to 50% of the Initial Grant Maximum Value, with the resulting number rounded down to the nearest whole share.

Notwithstanding the foregoing, the Board or the Compensation Committee may act prior to the Initial Award Grant Date to: (i) make an Initial Grant to any New Director with an aggregate grant date fair value that is less than the Initial Grant Maximum Value, (ii) determine to grant any New Director an Initial Grant consisting of a varying percentage of Nonstatutory Stock Options and/or RSUs (including up to 100% Nonstatutory Stock Options or 100% RSUs), and/or (iii) determine to use a methodology other than the Average 30-Day Fair Value or FASB ASC Topic 718 to calculate the shares subject to the Initial Option Grant and/or Initial RSU Grant, as applicable, provided that the aggregate grant date fair value of the Initial Grant, as calculated in accordance with FASB ASC Topic 718, may not exceed the Initial Grant Maximum Value.

Each Initial Option Grant awarded pursuant to this Director Compensation Policy will vest in a series of 36 successive equal monthly installments over the three-year period measured from the date of grant, and each Initial RSU Grant awarded pursuant to this Director Compensation Policy will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, in each case, subject to the New Director’s continued service through each applicable vesting date.

(ii)
Annual Grant. Without any further action by the Board, at the close of business on the date of each Annual Meeting of the stockholders of the Company (“Annual Award Grant Date”) following the Amendment Date, each person, other than a New Director, who is then a Non-Employee Director (a “Continuing Director”) will automatically be granted a Nonstatutory Stock Option (an “Annual Option Grant”) and RSUs (an “Annual RSU Grant”, and together with the Annual Option Grant, the “Annual Grant”) with an aggregate grant date fair value of the Annual Option Grant and Annual RSU grant of $275,000 (the “Annual Grant Maximum Value”), as follows:
(1)
an Annual Option Grant to purchase a number of shares of common stock of the Company equal to (x) 50% of the Annual Grant Maximum Value divided by (y) the Average 30-Day Fair Value, with the resulting number rounded down to the nearest whole share; and
(2)
an Annual RSU Grant with an aggregate grant date fair value, as calculated in accordance with FASB ASC Topic 718, that is equal to 50% of the Annual Grant Maximum Value, with the resulting number rounded down to the nearest whole share.

Notwithstanding the foregoing, the Board or the Compensation Committee may act prior to the Annual Award Grant Date to: (i) make an Annual Grant to any Continuing Director with an aggregate grant date fair value that is less than the Annual Grant Maximum Value, (ii) determine to grant any Continuing Director an Annual Grant consisting of a varying percentage of Nonstatutory Stock Options and/or RSUs (including up to 100% Nonstatutory Stock Options or 100% RSUs), and/or (iii) determine to use a methodology other than the Average 30-Day Fair Value or FASB ASC Topic 718 to calculate the shares subject to the Annual Option Grant and/or Annual RSU Grant, as applicable, provided that the aggregate total grant date fair value of the

Annual Grant, as calculated in accordance with FASB ASC Topic 718, may not exceed the Annual Grant Maximum Value.

Each Annual Grant awarded pursuant to this Director Compensation Policy will vest at the earlier of: (i) the one-year anniversary of the date of grant, and (ii) the day immediately prior to the next Annual Meeting of the stockholders of the Company, subject to the Continuing Director’s continued service through the applicable vesting date.

(b)
Vesting; Change in Control. All vesting is subject to the Non-Employee Director’s “Continuous Service” (as defined in the Plan) on each applicable vesting date. Notwithstanding the foregoing vesting schedules, for each Non-Employee Director who remains in Continuous Service with the Company until immediately prior to the closing of a “Change in Control” (as defined in the Plan), the shares subject to his or her then-outstanding equity awards that were granted pursuant to this Director Compensation Policy will become fully vested immediately prior to the closing of such Change in Control.
(c)
Remaining Terms. The remaining terms and conditions of each award, including transferability, will be as set forth in the Company’s Director Option Grant Package and Director RSU Grant Package in the forms adopted from time to time by the Board or the Compensation Committee.

Expenses

The Company will reimburse a Non-Employee Director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that such Non-Employee Director timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.